SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933
                                ----------------

                              TII INDUSTRIES, INC.
             (Exact name of registrant as specified in its charter)

  Delaware                                            66-0328885
 ------------------------------                     -------------------
(State or other jurisdiction of                     (I.R.S. Employer
 incorporation or organization)                     Identification No.)


1385 Akron Street, Copiague, New York                     11726
----------------------------------------               ----------
(Address of Principal Executive Offices)               (Zip Code)


                             1995 STOCK OPTION PLAN
                             -----------------------
                            (Full title of the plan)


                    Paul G. Sebetic, Chief Financial Officer
                              TII Industries, Inc.
                                1385 Akron Street
                            Copiague, New York 11726
                                 (516) 789-5000
               --------------------------------------------------
                (Name, address, including zip code, and telephone
               number, including area code, of agent for service)

                                    Copy to:
                             Leonard W. Suroff, Esq.
                                1385 Akron Street
                            Copiague, New York 11726


Approximate date of commencement of proposed sale to public: As soon as practicable after the effective date of this Registration Statement.


                         CALCULATION OF REGISTRATION FEE
--------------------------------------------------------------------------------
                                          Proposed       Proposed
Title of                                  maximum        maximum
each class               Amount           offering       aggregate  Amount of
of securities            to be            price per      offering   registration
to be registered         registered(1)    share          price      fee
--------------------------------------------------------------------------------
Common Stock, par
value $.01 per share     563,800 shares  $ 4.375(2)  $ 2,466,625.00(2)  $ 727.65
                         100,000 shares    5.875(2)      587,500.00(2)    173.31
                           2,500 shares    4.625(2)       11,562.50(2)      3.41
                          83,700 shares    4.688(3)      392,385.60(3)    115.75
Total                    750,000 shares                                $1,020.12
-----------------------  -------------------------  ----------------------- ----

(1) Pursuant to Rule 416(b), there shall also be deemed covered hereby all additional securities resulting from anti-dilution adjustments under the 1995 Stock Option Plan, as amended.

(2) Estimated solely for the purpose of calculating the registration fee on the basis of, pursuant to Rule 457(h), the exercise price of presently outstanding options.

(3) Estimated solely for the purpose of calculating the registration fee on the basis of, pursuant to Rule 457(c), the average of the high and low sales prices per share of the registrant's Common Stock on the Nasdaq Stock Market National Market System on February 27, 1998.

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT


                           INCORPORATION BY REFERENCE

         The contents of the TII Industries, Inc. Registration Statement on Form S-8, File No. 33-64967, filed with the Commission on December 13, 1995 are hereby incorporated by reference with the exception of Exhibits 5, 23(a), 23(b) and 24, which are provided herewith.



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



                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the Town of Copiague, State of New York, on the 27th day of February, 1998.

                                         TII INDUSTRIES, INC.


                                         By:  /s/ Timothy J. Roach
                                            -----------------------------
                                              Timothy J. Roach, President


                                POWER OF ATTORNEY

         KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints each of Timothy J. Roach, Paul G. Sebetic and Leonard W. Suroff and each of them with power of substitution, as his attorney-in-fact, in all capacities, to sign any amendments to this registration statement (including post-effective amendments) and to file the same, with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, hereby ratifying and confirming all that said attorneys-in-fact or their substitutes may do or cause to be done by virtue hereof.

         Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities indicated on the 27th day of February, 1998.

                Signature                             Title
                ---------                             -----

          /s/ Alfred J. Roach                Chairman of the Board
          -------------------
          Alfred J. Roach

         /s/ Timothy J. Roach                President (Chief Executive Officer)
         --------------------                and Director
         Timothy J. Roach

         /s/ Paul G. Sebetic                 Vice President - Finance (Chief
         -------------------                 Financial and Accounting Officer)
         Paul G. Sebetic

         /s/ C. Bruce Barksdale              Director
         ----------------------
         C. Bruce Barksdale

         /s/ Dorothy Roach                   Director
         -----------------
         Dorothy Roach

         /s/ Joseph C. Hogan                 Director
         -------------------
         Joseph C. Hogan

         /s/ William G. Sharwell             Director
         -----------------------
         William G. Sharwell

         /s/ James R Grover, Jr.             Director
         ----------------------
         James R. Grover, Jr.




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


                                  EXHIBIT INDEX


Exhibit No.                      Description
-----------                      -----------

5* Opinion of Parker, Chapin, Flattau & Klimpl, LLP as to the legality of the securities being registered.

23(a)*        Consent of Arthur Andersen LLP.

23(b)* Consent of Parker, Chapin, Flattau & Klimpl, LLP (to be included in Exhibit 5).

24* Powers of Attorney of certain officers and directors of the registrant (included as part of the signature page of this filing).

99 1995 Stock Option Plan. Incorporated by reference to Exhibit 10.1 to the Company's Quarterly Report on Form 10-Q for the fiscal quarter ended December 27, 1997 (File No. 1-8048).

------------------
*        Filed herewith.


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